SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
January 30, 2009 (January 29, 2009)

Date of Report (Date of earliest event reported)
Hayes Lemmerz International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50303	32-0072578

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
15300 Centennial Drive, Northville, Michigan 48168

(Address of principal executive offices)     (Zip Code)
(734) 737-5000

(Registrant’s telephone number, including area code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.
     On January 29, 2009, Hayes Lemmerz International, Inc. (the “Company”) and its subsidiaries, HLI Operating Company, Inc. and Hayes Lemmerz Finance LLC — Luxembourg S.C.A. entered into Amendment No. 1 (the “Amendment”) to its Second Amended and Restated Credit Agreement dated as of May 30, 2007 (the “Credit Agreement”) with the lenders and issuers from time to time party thereto, Citicorp North America, Inc., as Administrative Agent and Documentation Agent; and Deutsche Bank Securities Inc., as Syndication Agent. The Company’s press release announcing the Amendment is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.
     The Amendment favorably modifies the leverage ratio and interest coverage ratio covenants for the fourth quarter of fiscal 2008 and for each quarter of fiscal 2009. In light of the extremely difficult industry and economic conditions, no assurance can be given that the Company will be able to satisfy the amended covenants. The revised covenants are as follows:

	Fiscal Quarter Ending
	January	April	July	October	January
	31, 2009	30, 2009	31, 2009	31, 2009	31, 2010
Leverage Ratio	5.50	5.75	7.00	7.25	5.50
Interest Coverage Ratio	2.25	1.75	1.55	1.35	2.15
     The Amendment increases the applicable margin to 6.00% on Eurocurrency loans and to 5.25% on base rate loans and establishes a EURIBOR floor of 3.50% and a LIBOR floor of 2.50%. The amendment also reduces the maximum amount of permitted capital expenditures to $50 million for fiscal 2009, permits the company to exchange its existing 8.25% senior notes due 2015 for new second lien debt; requires the Company to use the proceeds from asset sales to prepay the term loan, limits the ability of the Company to make voluntary prepayments of revolving loans, and makes a number of other changes to the Credit Agreement. The Company has also agreed to pay certain fees in connection with the amendment, including a 50 basis point fee to each of the lenders approving the amendment.
     The above description of the Amendment is a summary of material terms and is qualified in its entirety by the complete text of the Amendment itself.
[ITEM 7.01. Regulation FD Disclosure.
See Item 1.01 above.]
ITEM 9.01. Financial Statements and Exhibits.
(c) Exhibits.
See Exhibit Index.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the co-registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAYES LEMMERZ INTERNATIONAL, INC.
By:	/s/ Patrick C. Cauley
Patrick C. Cauley
Vice President, General Counsel and Secretary

Dated: January 30. 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of the Company dated January 29, 2009.